Exhibit 15





Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:  The Southland Corporation Form 10-Q

We are aware that our report dated July 30, 1998 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of June 30, 1998, and the related condensed consolidated statements of earnings for the three-month and six-month periods ended June 30, 1998 and 1997, and the related condensed consolidated statements of cash flows for the six-month periods ended June 30, 1998 and 1997, included in this Form 10-Q, is incorporated by reference in the following registration statements.

                                                         REGISTRATION NO.
                                                         ----------------
     On Form S-8 for:

       Post-Effective Amendment No. 1 to The Southland
          Corporation Grant Stock Plan                           33-25327

       The Southland Corporation 1995 Stock Incentive Plan       33-63617

       The Southland Corporation Supplemental Executive
          Retirement Plan for Eligible Employees                333-42731

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
August 5, 1998


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